UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, Jim Kratochvil, the Chief Financial Officer of Berry Plastics Group, Inc.                                          (the “Company”), notified the Company of his decision to retire effective January 2, 2014.  On November 15, 2013,                        the Board of Directors of the Company elected Mark W. Miles, who currently serves as Executive Vice President,               Controller and Treasurer of the Company, as Chief Financial Officer effective as of Mr. Kratochvil’s retirement on January 2, 2014.

Mr. Miles, age 42, joined the Company more than 15 years ago as Corporate Controller and held that position                     until 2005. Mr. Miles has been Executive Vice President and Controller since 2005 and Treasurer since 2009.  Prior to                joining the Company, Mr. Miles was an Audit Manager for Ernst & Young and a Controller at USA Group, both in              Indianapolis.     He holds a B.S. in Accounting from the University of Southern Indiana and is a Certified Public Accountant.

              A copy of the press release announcing the foregoing retirement and appointment is attached as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: November 18, 2013	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President and General Counsel